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                                 EXHIBIT (4)(c)

                   SPECIMEN COPY OF CERTIFICATED SECURITIES OF
                            THE CORE GROWTH PORTFOLIO
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Number                                                                   Shares
 000                             [Certificate]                           **100**

                                 ONE Fund, Inc.
               Organized under the laws of the State of Maryland

This Certifies that__________________________________________ is the owner of
One Hundred fully paid and nonassessable common shares of the par value of $1.00 each of:

                                 ONE Fund, Inc.
                              Core Growth Portfolio

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.

Witness the seal of the corporation and the signatures of its duly authorized officers.

Dated:
      -----------------------

/s/ Donald J. Zimmerman                                 /s/ Ronald L. Benedict
------------------------                                ----------------------
               President                                             Secretary